Exhibit 10.27

                      McWHORTER TECHNOLOGIES, INC.
                      DEFERRED COMPENSATION PLAN
                       Effective October 1, 1996
                          Copyright   1996
                   By Compensation Resource Group, Inc.
                         All Rights Reserved


                           TABLE OF CONTENTS

                                                           Page

     Purpose                                                 1

     ARTICLE 1      Definitions                              1

     ARTICLE 2      Selection, Enrollment, Eligibility       8
               2.1  Selection by Committee                   8
               2.2  Enrollment Requirements                  8
               2.3  Eligibility; Commencement of
                    Participation                            8
               2.4  Termination of Participation and/or
                    Deferrals                                9

     ARTICLE 3      Deferral Commitments/Crediting/Taxes     9
               3.1  Minimum Deferral                         9
               3.2  Maximum Deferral                        10
               3.3  Election to Defer; Effect of
                    Election Form                           11
               3.4  Base Annual Salary Amount               11
               3.5  Annual Bonus Amount                     11
               3.6  Annual Company Contribution Amount      12
               3.7  Restricted Stock Amount                 12
               3.8  Stock Option Deferral Amount            12
               3.9  Vesting                                 12
               3.10 Crediting/Debiting of Account Balances
                    Prior to Distribution                   13
               3.11 No Actual Investment                    14
               3.12 Interest Crediting for Installment
                    Distributions                           14
               3.13 FICA, Withholding and Other Taxes       15
               3.14 Sources of Stock: Limitation on Amount
                    of Stock-Denominated Deferrals          15

     ARTICLE 4      Short-Term Payout; Withdrawal Election; 15
               4.1  Short-Term Payout                       15
               4.2  Other Benefits Take Precedence Over
                    Short-Term Payout                       16
               4.3  Withdrawal Election                     16

     ARTICLE 5      Retirement Benefit                      16
               5.1  Retirement Benefit                      16
               5.2  Payment of Retirement Benefit           16
               5.3  Death Prior to Completion of
                    Retirement Benefit                      17

     ARTICLE 6      Pre-Retirement Survivor Benefit         17
               6.1  Pre-Retirement Survivor Benefit         17
               6.2  Payment of Pre-Retirement Survivor
                    Benefit                                 17

     ARTICLE 7      Termination Benefit                     17
               7.1  Termination Benefit                     17
               7.2  Payment of Termination Benefit          17

     ARTICLE 8      Disability Waiver and Benefit           18
               8.1  Disability Waiver                       18
               8.2  Continued Eligibility; Disability
                    Benefit                                 18

     ARTICLE 9      Beneficiary Designation                 19
               9.1  Beneficiary                             19
               9.2  Beneficiary Designation; Change;
                    Spousal Consent                         19
               9.3  Acknowledgment                          19
               9.4  No Beneficiary Designation              19
               9.5  Doubt as to Beneficiary                 19
               9.6  Discharge of Obligations                19

     ARTICLE 10     Leave of Absence                        20
               10.1 Paid Leave of Absence                   20
               10.2 Unpaid Leave of Absence                 20

     ARTICLE 11     Termination, Amendment or Modification  20
               11.1 Termination                             20
               11.2 Amendment                               21
               11.3 Plan Agreement                          21
               11.4 Effect of Payment                       21

     ARTICLE 12     Administration                          21
               12.1 Committee Duties                        21
               12.2 Agents                                  21
               12.3 Binding Effect of Decisions             22
               12.4 Indemnity of Committee                  22
               12.5 Employer Information                    22

     ARTICLE 13     Other Benefits and Agreements           22
               13.1 Coordination with Other Benefits        22

     ARTICLE 14     Claims Procedures                       22
               14.1 Presentation of Claim                   22
               14.2 Notification of Decision                22
               14.3 Review of a Denied Claim                23
               14.4 Decision on Review                      23
               14.5 Legal Action                            24

     ARTICLE 15     Trust                                   24
               15.1 Establishment of the Trust              24
               15.2 Interrelationship of the Plan and the
                    Trust                                   24
               15.3 Distributions From the Trust            24
               15.4 Stock Transferred to the Trust          24

     ARTICLE 16     Miscellaneous                           24
               16.1 Status of Plan                          24
               16.2 Unsecured General Creditor              24
               16.3 Employer's Liability                    25
               16.4 Nonassignability                        25
               16.5 Not a Contract of Employment            25
               16.6 Furnishing Information                  25
               16.7 Terms                                   25
               16.8 Captions                                25
               16.9 Governing Law                           26
               16.10 Notice                                 26
               16.11 Successors                             26
               16.12 Spouse's Interest                      26
               16.13 Validity                               26
               16.14 Incompetent                            26
               16.15 Court Order                            27
               16.16 Distribution in the Event of Taxation  27
               16.17 Insurance                              27
               16.18 Legal Fees to Enforce Rights After
                     Change in Control                      27

          McWHORTER TECHNOLOGIES, INC.
          DEFERRED COMPENSATION PLAN
          Effective October 1, 1996

                  Purpose

     The purpose of this Plan is to provide
specified benefits to a select group of
management or highly compensated Employees who contribute materially to the continued growth, development and future business success of McWhorter Technologies, Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                  ARTICLE 1
                 Definitions

     For purposes of this Plan, unless
otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

     1.1   "Account Balance" shall mean, with
respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Base Annual Salary Account balance, (ii) the
Annual Bonus Account balance, (iii) the
Restricted Stock Account balance, (iv) the Stock
Option Deferral Account balance and (v) the
Company Contribution Account balance.  The
Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

     1.2   "Annual Bonus" shall mean any
compensation, in addition to Base Annual Salary, relating to services performed during any calendar year payable to a Participant as an Employee under any Employer's annual bonus and cash incentive plans, excluding restricted stock and stock options.

     1.3   "Annual Bonus Amount" shall mean
that portion of a Participant's Annual Bonus that a Participant elects to have, and is deferred, in accordance with Section 3.5, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Bonus
Amount shall be the actual amount withheld prior to such event.

     1.4   "Annual Bonus Account" shall mean
(i) the sum of all of a Participant's Annual
Bonus Amounts, plus (ii) amounts
credited/debited in accordance with all the applicable crediting/debiting provisions of this
Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Annual
Bonus Account.

     1.5    Annual Company Contribution Amount
shall mean, with respect to a Participant for any one Plan Year, the amount determined in accordance with Section 3.6.

     1.6    Annual Discretionary Company
Contribution Amount shall mean with respect to a Participant for any one Plan Year, an amount
(if any) that the Employer, in its sole and absolute discretion, elects to credit to the Participant s Company Contribution Account under this Plan. The Employer is not required to credit an Annual Discretionary Company
Contribution Amount under this Plan with respect to any Participant or for any Plan Year. The
Annual Discretionary Company Contribution Amount credited to a Participant may be smaller or larger than the amount credited to any other
Participant, may be smaller or larger than the amount credited to that Participant for any other Plan Year, and may be zero, even though one or more Participants receive an Annual
Discretionary Company Contribution Amount for that Plan Year.

     1.7     Annual ESOP Restoration Amount
shall mean with respect to a Participant for any one Plan Year, an amount calculated by the Employer, that the Employer, in its sole and absolute discretion, may elect to credit to the Participant s Company Contribution Account under this Plan, equal to the product of (x) the difference between (i) the Participant s compensation (as that term is defined in the ESOP, without respect to any limitations set forth therein) and (ii) the Limitation Amount
(as that term is defined in the ESOP, as in effect for such calendar year) multiplied by (y) a fraction, the numerator of which is equal to the percentage contribution by the Employer under the ESOP for such calendar year, and the denominator of which is the average closing price of one share of Stock on the New York
Stock Exchange for the last ten trading days of the calendar year.

     1.8    Annual Excess 401(k) Match Amount
shall mean with respect to a Participant for any one Plan Year who elects to have contributions to the 401(k) Plan contributed directly to this Plan once the Participant contributes the maximum amount possible under the 401(k) Plan, an amount calculated by the Employer, that the Employer, in its sole and absolute discretion, may elect to credit to the Participant s Company
Contribution Account under this Plan, equal to the difference between the Company matching contribution under the 401(k) Plan for that calendar year and what the Company matching contribution under the 401(k) Plan would have been but for the compensation limitation under
Section 401(a)(17) of the Code and the
limitation on exclusion for excess deferrals under Section 402(g) of the Code .

     1.9    Annual Restricted Stock Amount
shall mean, with respect to a Participant for any one Plan Year, the value of unvested restricted stock under any McWhorter
Technologies, Inc. stock incentive plan, deferred in accordance with Section 3.7 of this Plan.

     1.10   Annual Stock Option Deferral Amount
shall mean, with respect to a Participant for any one Plan Year, the amount of Qualifying
Gains deferred on a Qualified Stock Option exercise in accordance with Section 3.8 of this Plan, calculated for each exercise during the Plan Year using the closing price of Stock as of the end of the business day closest to the date of the relevant Qualified Stock Option exercise.

     1.11  "Base Annual Salary" shall mean the
annual cash compensation relating to services performed during any calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee s gross income). Base
Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections
125, 402(e)(3), 402(h), or 403(b) pursuant to
plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

     1.12  "Base Annual Salary Account" shall
mean (i) the sum of all of a Participant's
Annual Base Salary Amounts, plus (ii) amounts credited/debited in accordance with all the applicable crediting/debiting provisions of this
Plan that relate to his or her Base Annual
Salary Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Base Annual Salary Account.

     1.13  "Base Annual Salary Amount" shall
mean that portion of a Participant's Base Annual
Salary that a Participant elects to have, and is deferred, in accordance with Section 3.4, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Base Annual
Salary Amount shall be the actual amount withheld prior to such event.

     1.14  "Beneficiary" shall mean one or more
persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

     1.15  "Beneficiary Designation Form" shall
mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

     1.16  "Board" shall mean the board of
directors of the Company.

     1.17  "Change in Control" shall mean the
first to occur of any of the following events:

          (a)  Any "person" (as that term is
               used in Section 13 and 14(d)(2) of the
               Securities Exchange Act of 1934 ("Exchange
               Act")) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange
               Act), excluding the ESOP or other Company sponsored benefit plans, directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors;

          (b)  During any period of not more
               than two consecutive years, not including any period prior to the adoption of this Plan, individuals who at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), (d) or
               (e) of this Section 1.17) whose election by the board of directors or nomination for election by the Company's stockholders was approved by a vote of at least three- fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) The shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than 50% of the common stock of the surviving corporation immediately after the consolidation or merger;

          (d) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

          (e) The shareholders of the Company approve the sale or transfer of all or substantially all of the assets of the Company to parties that are not within a "controlled group of corporations" (as defined in Code
               Section 1563) in which the Company is a member.

     1.18  "Claimant" shall have the meaning
set forth in Section 14.1.

     1.19  "Code" shall mean the Internal
Revenue Code of 1986, as it may be amended from time to time.

     1.20  "Committee" shall mean the committee
described in Article 12.

     1.21  "Company" shall mean McWhorter
Technologies, Inc., a Delaware corporation, and any successor to all or substantially all of the Company s assets or business.

     1.22   Company Contribution Account  shall
mean the sum of the Participant s ESOP
Restoration Subaccount, the Participant s Excess
401(k) Match Subaccount and the Participant s
Discretionary Company Contribution Subaccount.

     1.23  "Deduction Limitation" shall mean
the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan.
If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section
162(m), then to the extent deemed
necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall be credited/debited with amounts in accordance with Section 3.10 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited/debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, upon the effective date of a Change in Control.
Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

     1.24  "Disability" shall mean a period of
disability during which a Participant qualifies for permanent disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

     1.25  "Disability Benefit" shall mean the
benefit set forth in Article 8.

     1.26   Discretionary Company Contribution
Subaccount shall mean (i) the sum of the Participant s Annual Discretionary Company
Contribution Amounts, plus (ii) amounts
credited/debited in accordance with the
applicable crediting/debiting provisions of this
Plan that relate to the Participants
Discretionary Company Contribution Subaccount, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant s
Discretionary Company Contribution Subaccount.

     1.27  "Election Form" shall mean the form
established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

     1.28  "Employee" shall mean a person who
is an employee of any Employer.

     1.29  "Employer(s)" shall mean the Company
and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

     1.30  "ERISA" shall mean the Employee
Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.31 ESOP  shall mean the McWhorter Technologies,
Inc. Employees  Stock Ownership Plan.

     1.32   ESOP Restoration Subaccount  shall
mean (i) the sum of the Participant s Annual
ESOP Restoration Amounts, plus (ii) amounts credited/debited in accordance with all the applicable crediting/debiting provisions of this
Plan that relate to the Participant s ESOP
Restoration Subaccount, less (iii) all
distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant s ESOP Restoration
Subaccount.

     1.33   Excess 401(k) Match Subaccount
shall mean (i) the sum of the Participant s
Annual Excess 401(k) Match Amounts, plus (ii) amounts credited/debited in accordance with all the applicable crediting/debiting provisions of this Plan that relate to the Participant s
Excess 401(k) Match Subaccount, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant s Excess 401(k) Match
Subaccount.

     1.34 First Plan Year shall mean the period beginning October 1, 1996 and ending December 31, 1996.

     1.35 401(k) Plan  shall mean the McWhorter
Technologies, Inc. Employees  401(k) Savings Plan.

     1.36  "Participant" shall mean any
Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation
Form, (iv) whose signed Plan Agreement, Election
Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan
Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

     1.37  "Plan" shall mean the Company's
Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan
Agreement, as they may be amended from time to time.

     1.38  "Plan Agreement" shall mean a
written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agree ment executed by a Participant and the Participant s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan
Agreements in their entirety and shall govern such entitlement. The terms of any Plan
Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan;
provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

     1.39  "Plan Year" shall, except for the
First Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

     1.40  "Pre-Retirement Survivor Benefit"
shall mean the benefit set forth in Article 6.

     1.41   Qualified Stock Option  shall mean
one or more non- qualified stock option(s) selected by the Committee in its sole discretion and exercisable under any McWhorter
Technologies, Inc. stock incentive plan
permitting a Participant under this Plan to defer gain with respect to such option.

     1.42    Qualifying Gain  shall mean the
value accrued upon exercise of a Qualified Stock
Option (i) using a Stock-for- Stock payment method and (ii) having an aggregate fair market value in excess of the total Stock purchase price necessary to exercise the option. In other words, the Qualifying Gain upon exercise of a Qualified Stock Option equals the total market value of the shares (or share equivalent units) acquired minus the total stock purchase price. For example, assume a Participant elects to defer the Qualifying Gain accrued upon exercise of a Qualified Stock Option to purchase
1000 shares of Stock at an exercise price of $20 per share, when Stock has a current fair market value of $25 per share. Using the Stock-for-Stock payment method, the Participant would deliver 800 shares of Stock (worth
$20,000) to actually exercise the Qualified
Stock Option and receive, in return, 800 shares of Stock plus a Qualifying Gain (in this case, in the form of an unfunded and unsecured promise to pay money or property in the future) equal to $5,000 (i.e., the current value of the remaining
200 shares of Stock).

     1.43    Restricted Stock  shall mean
unvested shares of restricted stock selected by the Committee in its sole discretion and awarded to the Participant under any McWhorter
Technologies, Inc. stock incentive plan.

     1.44   Restricted Stock Account  shall
mean (i) the sum of the Participant s Annual
Restricted Stock Amounts, plus (ii) amounts credited/debited in accordance with all the applicable crediting/debiting provisions of this
Plan that relate to the Participant s Restricted
Stock Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant s Restricted Stock Account.

     1.45  "Retirement", "Retire(s)" or
"Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty-five
(65) or (b) age fifty-five (55) with ten (10)
Years of Service.

     1.46  "Retirement Benefit" shall mean the
benefit set forth in Article 5.

     1.47  "Short-Term Payout" shall mean the
payout set forth in Section 4.1.

     1.48   Stock  shall mean McWhorter
Technologies, Inc. common stock, $0.01 par value, or any other equity securities of the Company designated by the Committee.

     1.49    Stock Option Deferral Account
shall mean the sum of (i) the Participant s
Annual Stock Option Deferral Amounts, plus (ii) amounts credited/debited in accordance with all the applicable crediting/debiting provisions of this Plan that relate to the Participant s Stock
Option Deferral Account, less (iii) all
distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant s Stock Option
Deferral Account.

     1.50  "Termination Benefit" shall mean the
benefit set forth in Article 7.

     1.51  "Termination of Employment" shall
mean the severing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

     1.52  "Trust" shall mean the trust
established pursuant to that certain Master
Trust Agreement, dated as of ________ 1, 199_ between the Company and the trustee named therein, as amended from time to time.

     1.53  "Years of Service" shall mean the
total number of full years in which a
Participant has been employed by one or more
Employers. For purposes of this definition, a year of employment shall be a 365 day period (or
366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall not be counted.

                       ARTICLE 2
         Selection, Enrollment, Eligibility

     2.1   Selection by Committee.
Participation in the Plan shall be limited to a select group of management or highly compensated
Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.
     2.2   Enrollment Requirements.  As a
condition to participation, each selected
Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within the later of (a) September 27, 1996 or (b) 30 days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.
     2.3   Eligibility; Commencement of
Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

     2.4   Termination of Participation and/or
Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of
ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then Account
Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

                         ARTICLE 3
                Deferral Commitments/Company
           Contributions/Crediting/Debiting/Taxes

     3.1   Minimum Deferral.
          (a)  Minimum.  For each Plan Year,
               a Participant may elect to defer, as his or her Base Annual Salary Amount or Annual Bonus
               Amount, Base Annual Salary and/or Annual Bonus in the following minimum amounts:


               Deferral                             Minimum
                                                     Amount
               Base Annual Salary                    $2,000
               Annual Bonus                          $2,000


              If any election is made for less than the stated minimum amounts, or if no election is made for a Plan Year, the amount deferred for such Plan Year shall be zero.

          (b) Short Plan Year. Notwithstanding the foregoing, in the case of the First Plan Year, or if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Base Annual Salary deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

          (c) Stock Option Deferral Amount. For each Qualified Stock Option, a Participant may elect to defer, as his or her Stock Option Deferral Amount, the following minimum percentage of the Qualifying Gain with respect to such Qualified Stock Option:


               Deferral                       Minimum
               Qualifying Gain                  10%

               provided, however, that the Annual
               Stock Option Deferral Amount shall be no less than the lesser of $20,000 or 100% of the Qualifying Gain.

          (d) Restricted Stock Amount. For Restricted Stock, a Participant may elect to defer, as his or her Restricted Stock Amount, the following minimum percentage of the Participant s Restricted Stock:


                   Deferral                Minimum
               Restricted Stock              10%

              provided, however, that the Annual Restricted Stock
              Amount shall be no less than the lesser of $20,000 or 100% of the Participant's Restricted Stock.

     3.2   Maximum Deferral

          (a) Maximum. For each Plan Year, a Participant may elect to defer, as his or her Base Annual Salary and Annual Bonus Amounts, Base Annual Salary and Annual Bonus up to the following maximum percentages:

                     Deferral                 Maximum
                                               Amount
                 Base Annual Salary              50%
                 Annual Bonus                   100%


          (b) Notwithstanding the foregoing, in the case of the First Plan Year, or if a Participant first becomes a Participant after the first day of a Plan Year, the maximum annual deferral, with respect to Base Annual Salary and Annual Bonus shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

          (c) For each Qualified Stock Option, a Participant may elect to defer, as his or her Stock Option Deferral Amount, Qualifying Gain with respect to such Qualified Stock Option up to the following maximum percentage:

                     Deferral             Maximum
                                          Percentage
                   Qualifying Gain          100%

          (d)  Stock Option Deferral Amounts
               may also be limited by other terms or conditions set forth in the McWhorter Technologies, Inc. stock incentive plan or the agreement under which such Qualified Stock Option is granted.

          (e) A Participant may elect to defer up to 100% of his or her Restricted Stock.

     3.3   Election to Defer; Effect of Election Form.

          (a)  First Plan Year.  In connection with
               a Participant's commencement of
               participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee in accordance with Section 2.2, and accepted by the Committee.

          (b) Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election
               Form. If no such Election Form is timely delivered for a Plan Year, the Base Annual
               Salary Amount and Annual Bonus Amount shall be zero for that Plan Year.

          (c)  Stock Option Deferral. For an
               election to defer gain upon a Qualified Stock Option exercise to be valid: (i) a separate irrevocable Election Form must be completed and signed by the Participant with respect to the Qualified Stock Option; (ii) such Election Form must be timely delivered to the Committee and accepted by the Committee at least six (6) months prior to the date the Participant elects to exercise the Qualified Stock Option; (iii) the Qualifying Stock Option must be exercised using a cashless or Stock-for-Stock payment method; and (iv) the Stock constructively or actually delivered by the Participant to exercise the Qualifying Stock Option must have been owned by the Participant during the entire six (6) month period prior to its delivery.

          (d)  Restricted Stock. For an
               election to defer Restricted Stock Amounts to be valid: (i) a separate irrevocable Election Form must be completed and signed by the Participant, with respect to such Restricted Stock; and (ii) such Election Form must be timely delivered to the Committee and accepted by the Committee at least six (6) months prior to the date such Restricted Stock vests under the terms of the McWhorter Technologies, Inc. stock incentive plan.

     3.4   Base Annual Salary Amount.  For each
           Plan Year, the Base Annual Salary Amount shall be withheld from each regularly scheduled Base
           Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary.

     3.5   Annual Bonus Amount.  For each Plan
           Year, the Annual Bonus Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

     3.6   Annual Company Contribution Amount.
Except as otherwise provided in this Section
3.6, for each Plan Year, an Employer shall credit an amount to each Participant s Company
Contribution Account under this Plan, which amount shall be equal to the sum of (i) the Participant s Annual Excess 401(k) Match Amount, plus (ii) the Participant s Annual ESOP
Restoration Benefit Amount and (iii) the
Discretionary Company Contribution Amount.  The
Annual Company Contribution Amount shall be credited/debited as of the last day of the Plan
Year. If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death, the Annual Company Contribution Amount shall be zero.

     3.7   Restricted Stock Amount.  Subject to
any terms and conditions imposed by the
Committee, Participants may elect to defer, under the Plan, Restricted Stock Amounts.
Restricted Stock Amounts shall be
credited/debited to the Participant on the books of the Employer in connection with such an election at the time the Restricted Stock would otherwise vest under the terms of the McWhorter
Technologies, Inc. stock incentive plan, but for the election to defer.

     3.8   Stock Option Deferral Amount.
Subject to any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, Qualifying Gains attributable to a Qualified Stock Option exercise. Stock Option
Deferral Amounts shall be credited/debited to the Participant on the books of the Employer at the time Stock would otherwise have been delivered to the Participant pursuant to the Qualified Stock Option exercise, but for the election to defer.

     3.9   Vesting.

          (a)  A Participant shall at all
               times be 100% vested in his or her Base Annual
               Salary Account, Annual Bonus Account, Restricted
               Stock Account and Stock Option Deferral Account.

          (b)  A Participant shall be vested
               in his or her Company Contribution Account in accordance with the following schedule:

                Years of Service on Date         Vested Percentage of
               of Termination of Employment   Company Contribution Account
                   Less than 5 years                     0%
                    5 years or more                    100%

          (c) Notwithstanding anything to the contrary contained in this Section 3.9, in the event of (i) a Change in Control,
               (ii) death while an Employee, (iii) Disability, (iv)
               Termination of Employment after the Participant's 60th birthday, or (v) the Participant s 65th birthday, a Participant s Company Contribution
               Account shall immediately become 100% vested.

          (d) Notwithstanding subsection (c) above, the vesting schedule for a Participant's Company Contribution
               Account shall not be accelerated to the extent that the

               Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant's Company Contribution Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee s calculations with respect to the application of Section 280G.
               In such case, the Committee must provide to the Participant within 15 business days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the
               Accounting Firm ). The opinion shall state the Accounting Firm s opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

     3.10   Crediting/Debiting of Account
Balances Prior to Distribution. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's
Account Balance prior to any distribution of benefits under Articles 4, 5, 6, 7 or 8 in accordance with the following rules:

          (a)  Measurement Funds.  As provided below,
               the Participant s Account
               Balance shall be deemed invested in one or more of the following measurement funds (the
               "Measurement Funds") for the purpose of
               crediting/debiting additional amounts to his or her Account Balance:

               (i) Moody s Bond Index Measurement Fund. Amounts deemed invested in the Moody s Bond Index Measurement
                    Fund shall be credited with interest at 100% of the Moody's Crediting Rate. The Moody s Crediting Rate for a Plan Year shall be a fixed rate, stated as an annual rate, determined and announced by the Committee before the Plan Year for which it is to be used that (i) is published in Moody s
                    Bond Record under the heading of  Moody s
                    Corporate Bond Yield Averages -- Av. Corp. and
                    (ii) is equal to the average corporate bond yield calculated for the month of October that immediately precedes the Plan Year for which the rate is to be used.

               (ii) Company Stock Measurement Fund.  Amounts deemed
                    invested in the Company Stock Measurement Fund shall be credited or debited, based on the performance of the Company s common stock, as if 100% of any such amounts had been invested in Stock, with any dividends declared on such Stock deemed to be reinvested in additional Stock.

          (b)  Measurement Funds for Base Annual Salary Account,
               Annual Bonus Account, Discretionary Company Contribution
               Subaccount and Excess 401(k) Match Subaccount.  A
               Participant's Base Annual Salary Account, Annual
               Bonus Account, Discretionary Company
               Contribution Subaccount and Excess 401(k)

               Match Subaccount shall be deemed invested in the Moody's
               Bond Index Fund at all times prior to any distribution of benefits under Articles 4, 5, 6, 7 or 8.

          (c)  Measurement Funds for Stock Option Deferral Account,
               Restricted Stock Account and ESOP Restoration Subaccount.
               A Participant s Stock Option Deferral Account balance, Restricted Stock Account balance and ESOP Restoration Subaccount balance shall be deemed invested in the Company Stock Measurement
               Fund at all times prior to any distribution of benefits under Articles 4, 5, 6, 7 or 8.

          (c)  Crediting or Debiting Method. The performance of each
               Measurement Fund (either positive or negative) will be determined by the
               Committee, in its sole discretion, based on the performance of the Measurement Funds themselves.
               A Participant's Account Balance shall be credited or debited on a monthly basis based on the performance of each Measurement Fund, as determined by the Committee in its sole discretion, as though (i) the Annual Base
               Annual Salary Amounts were invested no later than the close of business on the first business day of the month after the month in which such amounts are actually deferred from the Participant's Base Annual Salary through reductions in his or her payroll; (ii) the Annual Company Contribution Amounts were invested as of the close of business on the last business day of the Plan Year; (iii) the Annual
               Bonus, Annual Restricted Stock Amount and Annual
               Stock Option Deferral Amounts were invested as of the first day of the month after the month in which such amounts would have been received by the Participant but for the election to defer;
               and (iv) any distribution made to a Participant that decreases such Participant's Account
               Balance ceased being invested in the Measurement
               Fund(s) no earlier than the last day of the month prior to the month of the distribution, at the closing price on such date.

     3.11 No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and the allocation to his or her Account Balance to such Measurement Fund(s), the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund(s). In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves.
Without limiting the foregoing, a Participant's
Account Balance shall at all times be a
bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

     3.12   Interest Crediting for Installment
Distributions. If a Participant s benefits under this Plan are to be paid in substantially equal monthly installments, such payments shall be determined by amortizing the Participant s specified benefit over the number of months elected, using the interest rate specified below and treating the first installment payment as all principal and each subsequent installment payment, first as interest accrued for the applicable installment period on the unpaid
Account Balance and second as a reduction in the Account Balance. The interest rate to be used to calculate installment payment amounts shall be a fixed interest rate that is determined by averaging 100% of the Moody s Rates for the Plan
Year in which installment payments commence and the two (2) preceding Plan Years. This rate shall be treated as the nominal rate for making such calculations. If a Participant has completed fewer than three (3) Years of Plan
Participation, this average shall be determined using 100% of the Moody s Rates for the Plan
Years during which the Participant participated in the Plan.

     3.13   FICA, Withholding and Other Taxes.
For each Plan Year in which a Base Annual Salary or Annual Bonus Amount is being withheld or an Annual Company Contribution Amount, Annual
Restricted Stock Amount or Annual Stock Option
Deferral Amount is credited to a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base
Annual Salary or Annual Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee shall reduce the Base Annual Salary
Amount, Annual Bonus Amount, Restricted Stock
Amount, Stock Option Deferral Amount or Company
Contribution Amount in order to comply with this
Section 3.13.  In addition, the Participant's
Employer(s) or the Trust shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) or the Trust.

     3.14   Sources of Stock: Limitation on
Amount of Stock- Denominated Deferrals. If amounts are credited under the Plan in the Trust in connection with a deferral of Qualifying
Gains or Restricted Stock, the amounts so credited shall be deemed to have originated under such other plan, program or arrangement.
The number of shares of Restricted Stock or Qualified Stock Options elected in connection with such deferral shall be counted against the total number of shares reserved under such other plan, program or arrangement.

                   ARTICLE 4
   Short-Term Payout; Withdrawal Election

     4.1   Short-Term Payout.  In connection
with each election to defer a Base Annual Salary
Amount or Annual Bonus Amount, a Participant may irrevocably elect to receive a future
"Short-Term Payout" from the Plan with respect to that Base Annual Salary Amount or Annual
Bonus Amount.  Subject to the Deduction
Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Base Annual Salary Amount or Annual Bonus
Amount plus amounts credited or debited in the manner provided in Section 3.10 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment).
Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid within 60 days of the first day of any Plan Year designated by the Participant that is (i) at least three years after the last day of the Plan
Year in which the


Base Annual Salary Amount or
Annual Bonus Amount is actually deferred and
(ii) not later than the first day of the Plan
Year in which the Participant will attain age sixty-five (65). By way of example, if a three year Short-Term Payout is elected for Base
Annual Salary Amounts that are deferred in the Plan Year commencing January 1, 1997, the three year Short-Term Payout would become payable within 60 days of January 1, 2001.

     4.2   Other Benefits Take Precedence Over
Short-Term. Should an event occur that triggers a benefit under Articles 5, 6, 7 or 8, any Base
Annual Salary Amount or Annual Bonus Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under
Section 4.1 shall not be paid in accordance with
Section 4.1 but shall be paid in accordance with the other applicable Article.

     4.3   Withdrawal Election.  A Participant
(or, after a Participant s death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her vested Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant
(or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant's Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The
Participant (or his or her Beneficiary) shall make this election by giving the Committee written notice of the election in a form determined from time to time by the Committee.
The Participant shall be paid the Withdrawal
Amount within 60 days of his or her election.
Once the Withdrawal Amount is paid, the
Participant's participation in the Plan shall terminate and the Participant shall not become re-eligible to participate in the Plan for a period of at least three (3) years from such date. The payment of this Withdrawal Amount shall not be subject to the Deduction
Limitation.
                  ARTICLE 5
              Retirement Benefit

     5.1   Retirement Benefit.  Subject to the
Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, 100% of his or her Account Balance.

     5.2   Payment of Retirement Benefit.  A
Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or installments over a period of 60, 120 or 180 months. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 1 year prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The
Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement


Benefit, then such benefit shall
be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

     5.3   Death Prior to Completion of
Retirement Benefit.  If a Participant dies after
Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid
Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary
(a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account
Balance.
                ARTICLE 6
     Pre-Retirement Survivor Benefit

     6.1   Pre-Retirement Survivor Benefit.
Subject to the Deduction Limitation, and except as provided in Section 6.2 below, the Participant's Beneficiary shall receive a
Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies while employed by the Participant s
Employer.

     6.2   Payment of Pre-Retirement Survivor
Benefit. The Pre- Retirement Survivor Benefit shall be paid in a lump sum. The lump sum payment shall be made no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.

                    ARTICLE 7
                Termination Benefit

     7.1   Termination Benefit.  Subject to the
Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's vested Account
Balance if a Participant experiences a
Termination of Employment prior to his or her Retirement, death or Disability.

     7.2   Payment of Termination Benefit.  The
Participant s Termination Benefit shall be paid in a lump sum. The lump sum payment shall be made no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.


                ARTICLE 8
      Disability Waiver and Benefit

     8.1   Disability Waiver.
          (a)  Waiver of Deferral.  A
               Participant who is determined by the Committee to be suffering from a Disability shall be (i) excused from fulfilling that portion of the Base
               Annual Salary Amount and Annual Bonus Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary and Annual Bonus for the Plan Year during which the Participant first suffers a Disability and
               (ii) excused from fulfilling any existing unvested Restricted Stock or unexercised Stock
               Option Deferral Amount commitments. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a
               Participant for all other purposes of this Plan.
          (b)  Return to Work.  If a Participant returns to employment with an Employer, after a Disability ceases, the
               Participant may elect to defer a Base Annual
               Salary Amount, Annual Bonus Amount, Restricted
               Stock Amount or Stock Option Amount for the Plan
               Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

     8.2 Continued Eligibility; Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and must in the case of a Participant who is otherwise ineligible to Retire, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee's determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with Article 5. The Disability Benefit shall be paid in a lump sum within 60 days of the Committee s exercise of such right in the event the Participant was not otherwise eligible to Retire. Any payment made shall be subject to the Deduction Limitation.


                   ARTICLE 9
           Beneficiary Designation

     9.1   Beneficiary.  Each Participant shall
have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

     9.2   Beneficiary Designation; Change;
Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A
Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary
Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary
Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

     9.3   Acknowledgment.  No designation or
change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

     9.4   No Beneficiary Designation.  If a
Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

     9.5   Doubt as to Beneficiary.  If the
Committee has any doubt as to the proper
Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

     9.6   Discharge of Obligations.  The
payment of benefits under the Plan to a
Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan
Agreement shall terminate upon such full payment of benefits.


                  ARTICLE 10
               Leave of Absence

     10.1   Paid Leave of Absence.  If a
Participant is authorized by the Participant's
Employer for any reason to take a paid leave of absence from the employment of the Employer, the Partici pant shall continue to be considered employed by the Employer and the Base Annual
Salary Amount or Annual Bonus Amount shall continue to be withheld during such paid leave of absence.

     10.2   Unpaid Leave of Absence.  If a
Participant is authorized by the Participant's
Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                    ARTICLE 11
      Termination, Amendment or Modification

     11.1   Termination.  Although each Employer
anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees, by action of its board of directors. Upon the termination of the Plan with respect to any Employer or Participant, the Plan Agreements of the affected
Participants who are employed by that Employer shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or installments over up to 15 years, with amounts credited and debited during the installment period as provided in Section 3.11 herein. If the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or in installments using fewer months (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

     11.2   Amendment.  Any Employer may, at any
time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification.
The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account
Balance in a lump sum or in installments using fewer months (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

     11.3   Plan Agreement.  Despite the
provisions of Sections 11.1 and 11.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

     11.4   Effect of Payment.  The full payment
of the applicable benefit under Section 4.4 or Articles 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated
Beneficiaries under this Plan and the
Participant's Plan Agreement shall terminate.

                 ARTICLE 12
               Administration

     12.1   Committee Duties.  This Plan shall
be administered by the Compensation Committee of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to
(i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

     12.2   Agents.  In the administration of
this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

     12.3   Binding Effect of Decisions.  The
decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

     12.4   Indemnity of Committee.  All
Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

     12.5   Employer Information.  To enable the
Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circum stances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                   ARTICLE 13
         Other Benefits and Agreements

     13.1   Coordination with Other Benefits.
The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The
Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                   ARTICLE 14
               Claims Procedures

     14.1   Presentation of Claim.  Any
Participant or Beneficiary of a deceased
Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.
If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.
The claim must state with particularity the determination desired by the Claimant.

     14.2   Notification of Decision.  The
Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

          (a)  that the Claimant's requested
               determination has been made, and that the claim has been allowed in full; or

          (b)  that the Committee has reached
               a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

               (i)   the specific reason(s)
                     for the denial of the claim, or any part of it;
               (ii)  specific reference(s) to
                     pertinent provisions of the Plan upon which such denial was based;
               (iii) a description of any
                     additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
               (iv)  an explanation of the
                     claim review procedure set forth in Section 14.3 below.

     14.3   Review of a Denied Claim.  Within 60
days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

          (a)  may review pertinent documents;
          (b)  may submit written comments or other documents; and/or
          (c) may request a hearing, which the Committee, in its sole discretion, may grant.

     14.4   Decision on Review.  The Committee
shall render its deci sion on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
          (a)  specific reasons for the decision;
          (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
          (c)  such other matters as the Committee deems relevant.


     14.5   Legal Action.  A Claimant's
compliance with the foregoing provisions of this
Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                  ARTICLE 15
                    Trust

     15.1   Establishment of the Trust.  The
Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Base Annual Salary Amount or Annual Bonus Amounts, Annual Company
Contribution Amounts, Annual Restricted Stock
Amounts and Annual Stock Option Deferral Amounts for such Employer's Participants for all periods prior to the transfer, as well as any debits and credits to the Participants' Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

     15.2   Interrelationship of the Plan and
the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

     15.3   Distributions From the Trust.  Each
Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

     15.4   Stock Transferred to the Trust.
Notwithstanding any other provision of this
Plan, the      Plan Agreement(s) or the Trust, any
Stock transferred to the Trust in accordance
with      Sections 3.7 or 3.8 above shall not be
distributed or otherwise disposed of by the
Trustee   until at least 6 months after the
date such Stock is transferred to the Trust.

                   ARTICLE 16
                 Miscellaneous

     16.1   Status of Plan.  The Plan is
intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

     16.2   Unsecured General Creditor.
Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

     16.3   Employer's Liability.  An Employer's
liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

     16.4   Nonassignability.  Neither a
Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

     16.5   Not a Contract of Employment.  The
terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

     16.6   Furnishing Information.  A
Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

     16.7   Terms.  Whenever any words are used
herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

     16.8   Captions.  The captions of the
articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.


     16.9   Governing Law.  Subject to ERISA,
the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Illinois without regard to its conflicts of laws principles.

     16.10  Notice.  Any notice or filing
required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
           Director of Human Resources
           McWhorter Technologies, Inc.
           400 East Cottage Place
           Carpentersville, Illinois 60110

Such notice shall be deemed given as of
the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

     16.11  Successors.  The provisions of this
Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

     16.12  Spouse's Interest.  The interest in
the benefits hereunder of a spouse of a
Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

     16.13  Validity.  In case any provision of
this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     16.14  Incompetent.  If the Committee
determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's
Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.


     16.15  Court Order.  The Committee is
authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant s benefits under the Plan to that spouse or former spouse.

     16.16  Distribution in the Event of Taxation.

           (a)  In General.  If, for any
                reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld
                (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid
                Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted.
                Such a distribution shall affect and reduce the benefits to be paid under this Plan.
          (b) Trust. If the Trust terminates in accordance with Section 3.6(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

     16.17   Insurance.  The Employers, on their
own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

     16.18   Legal Fees To Enforce Rights After
Change in Control.  The Company and each
Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant s
Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose
of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant s
Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant s
Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant s Employer or any successor thereto in any jurisdiction.

     IN WITNESS WHEREOF, the Company has signed this Plan document as of October 1, 1996.


                         McWhorter Technologies, Inc., a Delaware corporation

                         By: /s/ Mia Igyarto

                         Title: Director of Human Resources and Quality
